MUNIYIELD CALIFORNIA INSURED FUND, INC.

FILE # 811-6692

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
08/22/02	San Diego 5.25% 07/01/25	$274,995,345	$6,500,000	Banc of America